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                                                                   Exhibit 4.4


                                  TRUST AGREEMENT

                                         OF

                        HEARTLAND FINANCIAL CAPITAL TRUST I


     THIS TRUST AGREEMENT is made as of September 13, 1999 (this "Trust Agreement"), by and among Heartland Financial USA, Inc., a Delaware corporation, as depositor (the "Depositor"), First Union Trust Company, National Association, a national banking association, as trustee (the "Delaware Trustee"), and Lynn B. Fuller, John K. Schmidt and Jacquie M. Manternach, as administrators (the "Administrative Trustees", and together with the Delaware Trustee, the "Trustees"). The Depositor, the Administrative Trustees and the Delaware Trustee hereby agree as follows:

     1. The trust created hereby shall be known as "Heartland Financial Capital Trust I" (the "Trust"), in which name the Administrative Trustees, the Delaware Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10.00. The Delaware Trustee and the Administrative Trustees hereby acknowledge receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C, Section 3801, ET SEQ. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Delaware Trustee may approve.

     3. The Depositor, the Administrative Trustees and the Delaware Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Administrative Trustees and the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor, as the depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare a Form S-3 Registration Statement in accordance with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such other forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital

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Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; and (iv) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, dealer manager agreements, escrow agreements, registration rights agreements and other related agreements providing for or relating to the sale of the Capital Securities of the Trust.

     In the event that any filing referred to in this Section 4 as required by the rules and regulations of the Securities and Exchange Commission (the "Commission") or state securities or "Blue Sky" laws to be executed on behalf of the Trust by a party other than the Depositor, the Administrative Trustees are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Administrative Trustees, in their capacities as administrators of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or state securities or "Blue Sky" laws.

    5.  This Trust Agreement may be executed in one or more counterparts.

    6. The number of trustees of the Trust initially shall be four and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

    7. First Union Trust Company, National Association, in its capacity as trustee of the Trust, shall not have any of the powers or duties of the Administrative Trustees set forth herein and shall be a trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Business Trust Act.

    8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                              [SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                              HEARTLAND FINANCIAL USA, INC., as Depositor


                              By:  /s/ John K. Schmidt
                                   ----------------------------------------
                              Name:    John K. Schmidt
                                   ----------------------------------------
                              Title:   Executive Vice President
                                   ----------------------------------------



                              FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, as not in its individual capacity but solely as trustee of the Trust


                              By:   /s/ Edward L. Truitt, Jr.
                                    ------------------------------------------
                              Name:     Edward L. Truitt, Jr.
                                    ------------------------------------------
                              Title:    Vice President
                                    ------------------------------------------



                              /s/ Lynn B. Fuller
                              ------------------------------------------------
                              Lynn B. Fuller, not in his individual capacity, but solely as trustee of the Trust


                              /s/ John K. Schmidt
                              -------------------------------------------------
                              John K. Schmidt, not in his individual capacity, but solely as trustee of the Trust


                              /s/ Jacquie M. Manternach
                              --------------------------------------------------
                              Jacquie M. Manternach, not in his individual
                              capacity, but solely as trustee of the Trust







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